UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 19, 2008

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 12, 2008, Quest Resource Corporation (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) notifying the SEC of the Company’s inability to timely file its Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”). On November 19, 2008, the Company received a letter from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that, because of the Company’s failure to timely file its Form 10-Q, the Company no longer complied with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14). The Nasdaq letter advised the Company that it will be placed on a list of non-compliant Nasdaq companies within two business days of November 19, 2008.

The Nasdaq letter further advised that, pursuant to Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance. Following a review of such plan, Nasdaq staff can grant the Company an exception, up to 180 calendar days from the due date of the Form 10-Q, or May 11, 2009, to regain compliance. The Company intends to timely submit a plan to Nasdaq to regain compliance. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Quest Resource Corporation dated November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ David C. Lawler
By:	David C. Lawler
President

Date: November 25, 2008